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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-44429 on Form S-8 and in Registration Statement No. 333-30799 on Form S-3 of our report dated March 31, 1998, appearing in this Transition Report on Form 10-K of Comverse Technology, Inc. for the period ended January 31, 1998.



/S/ Deloitte & Touche LLP



New York, New York
April 24, 1998